                                                                   Exhibit 10.13

                                                                  Project L06276
                                                                  Contract 5E

                              AIA Document B141/CMa

             STANDARD FORM OF AGREEMENT BETWEEN OWNER AND ARCHITECT

               Where the Construction Manager is NOT a Constructor

                    1992 CONSTRUCTION MANAGER-ADVISER EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

 This document is intended to be used in conjunction with the 1992 editions of
                 AIA Documents B801/CMa, AlOl/CMa and A201/CMa.

AGREEMENT made as of the NINETEENTH day of DECEMBER in the year of Two Thousand and Six

(In words indicate day, month and year)

BETWEEN the Owner:              Converted Organics of Woodbridge, LLC.
(Name and address)              99 Madison Avenue
                                Fanwood, NJ 07023

and the Architect:              For the purposes of this Agreement, all
(Name and address)              references to "Architect" shall be intended to
                                mean "Facility Engineer". Facility Engineer is:

                                The Construction Partnership, Inc.
                                436 Creamery Way, Suite 100
                                Exton, PA 19341

for the following Project:      Converted Organics of Woodbridge, LLC
(include detailed               75 Crows Mill Road
descriptions of Project         Keasbey, NJ
location address and scope)

The Construction Manager is:    The Construction Partnership, Inc.
(Name and Address)              436 Creamery Way, Suite 100
                                Exton, PA 19341

The Owner and Architect agree as set forth below.

Copyright 1975, 1980, (c) 1992 by The American Institute of Architects, 1735 New York Avenue N.W., Washington, D.C. 20006-5292 Reproduction of the material herein for substantial quotation of its provisions without the written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

(LOGO) AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N W, WASHINGTON. DC 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               Bl41/CMa-1992   1

          TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                                    ARTICLE 1
                          ARCHITECT'S RESPONSIBILITIES

1.1 ARCHITECT'S SERVICES

1.1.1 The Architect's services consist of those services performed by the Architect. Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be provided in conjunction with the services of a Construction Manager as described in the edition of AIA Document B80l/CMa, Standard Form of Agreement Between Owner and Construction Manager, current as of the date of this Agreement.

1.1.3 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the work. The Architect shall submit for the Owner's approval and the Construction Manager's information a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's and Construction Manager's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.4 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.

                                    ARTICLE 2
                       SCOPE OF ARCHITECT'S BASIC SERVICES

2.1 DEFINITION

2.1.1 The Architect's Basic Services consist of those described in Paragraphs
2.2 through 2.6 and any other services identified In Article 12 as part of Basic Services, and include normal structural, mechanical and electrical engineering services.

2.2 SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall review the program, schedule and construction budget furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall review with the Owner and Construction Manager proposed site use and improvements; selection of materials, building systems and equipment; and methods of Project delivery.

2.2.3 The Architect shall review with the Owner and Construction Manager alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

2.2.5 At intervals appropriate to the progress of the Schematic Design Phase and mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide schematic design studies for the Owner's review and the Construction Manager's information.

2.2.6 In the further development of the drawings and specifications during this and subsequent phases of design, the Architect shall be entitled to assume the accuracy of the estimates of Construction Cost which are to be provided by the Construction Manager under the Construction Manager's agreement with the Owner.

2.2.7 Upon completion of the Schematic Design Phase, the Architect shall provide drawings, outline specifications and other documents for the Owner's approval and the Construction Manager's information.

2.3 DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare Design Development Documents for the Construction Manager's review and the Owner's approval. The Design Development Documents shall be based upon data and estimates prepared by the Construction Manager and shall consist of drawings and other documents that establish and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 At intervals mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide drawings and other documents which depict the current status of design development for the Owner's review and the Construction Manager's information.

2.3.3 Upon completion of the Design Development Phase, the Architect shall provide drawings, outline specifications and Other documents for the Owner's approval and the Construction Manager's information.

2.4 CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments authorized by the Owner in the scope or quality of the Project or in the construction budget, the Architect, utilizing data and estimates prepared by the Construction Manager, shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project.

2.4.2 At intervals mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide Drawings and Specifications for the Owner's and the Construction Manager's review.

2.4.3 Upon completion of the Construction Documents Phase, the Architect shall provide Construction Documents for the Owner's approval and the Construction Manager's information.

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N W, WASHINGTON. DC 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               Bl41/CMa-1992   2

2.4.4 The Architect shall assist the Owner and Construction Manager in the preparation of the necessary bidding, information bidding forms, the Conditions of the Contracts, and the forms of Agreement between the Owner and the Contractors. The Architect shall assist the Construction Manager in issuing bidding documents to bidders and conducting prebid conferences with prospective bidders. The Architect, with the assistance of the Construction Manager, shall respond to questions from bidders, and shall issue addenda

2.4.5 The Architect shall assist the Owner and Construction Manager in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5 BIDDING OR NEGOTIATION PHASE

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the Construction Manager's latest estimate of Construction Cost, shall assist the Construction Manager in obtaining bids or negotiated proposals and assist in preparing contracts for construction.

2.6 CONSTRUCTION PHASE-ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for construction and terminates at the earlier of the issuance to the Owner of the final Project Certificate for Payment or 60 days after the date of Substantial Completion of the work.

2.6.2 The Architect shall provide administration of the Contract for construction in cooperation with the Construction Manager as set forth below and in the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction. Construction Manager-Adviser Edition, current as of the date of this Agreement.

2.6.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractors and the Construction Manager which consent shall not be unreasonably withheld.

2.6.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractors is due, and (2) as an Additional Service at the Owner's direction from rime to time during the correction period described in the Contracts for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work (More extensive site representation may be agreed to as an Additional Service, as described in Paragraph 3.2.)

2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are the Contractors' responsibility under the Contracts for Construction. The Architect shall not be responsible for the Contractors' schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not be responsible for the performance by the Construction Manager of the services required by the Construction Manager's agreement with the Owner. The Architect shall not have control over or charge of acts or omissions of the Contractors, Subcontractors, or their agents or employees, or of any other persons performing services or portions of the Work.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Communications by and with the Architect's consultants shall be through the Architect.

2.6.9 Based on the Architect's observations and evaluations of each Contractor's Application for Payment, the Architect shall review and certify the amounts due the respective Contractors.

2.6.9.1 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5, on the recommendations of the Construction Manager and on the data comprising the Contractors' Applications for Payment, that, to the best of the Architect's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified.

2.6.9.2 The issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.6.10 The Architect shall have authority, after notification to the Construction Manager, to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority, upon written authorization from the Owner, to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


3   B141/CMA-1992
of the Architect to the Construction Manager, Contractors, Subcontractors, material and equipment suppliers, their agents or employees or other persons performing portions of the Work.

2.6.11 The Architect shall review and approve or take other appropriate action upon Contractors submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of Checking for conformance with Information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Contractors' Work or in construction by the Owner's own forces, while allowing sufficient time in the Architect's professional judgment to permit adequate review Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractors, all of which remain the responsibility of the Contractors to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents

2.6.12 The Architect shall review and sign or take other appropriate action on Change Orders and Construction Change Directives prepared by the Construction Manager for the Owner's approval and execution in accordance with the Contract Documents.

2.6.13 The Architect may authorize minor changes in Work not involving an adjustment in a Contract Sum or an extension of a Contract Time which are not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order issued through the Construction Manager.

2.6.14 The Architect, assisted by the Construction Manager, shall conduct Inspections to determine the date or dates of Substantial Completion and the date of final completion. The Architect shall forward to the Owner warranties and similar submittals required by the Contract Documents which have been received from the Construction Manager. The Architect shall issue a final Project Certificate for Payment upon compliance with the requirements of the Contract Documents.

2.6.15 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor, The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon

2.6.16 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractors, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractors relating to the execution or progress of the Work as provided in the Contract Documents.

2.6.19 The Architect's decisions on claims, disputes or other matters, including those in question between the Owner and Contractors, except for those relating to aesthetic effect as provided in Subparagraph 2.6.17, shall be subject to arbitration as provided in this Agreement and in the Contract Documents.

                                    ARTICLE 3
                               ADDITIONAL SERVICES

3.1 GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement. In addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Architect shall have no obligation to provide those services.

3.2 PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3 CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications or other documents when such revisions are:

     .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               B141/CMA-1992   4

     .2 requested by the Owner because the Construction Manager's estimate of Construction Cost exceeds the Owner's budget, except where such excess is due to changes initiated by the Architect in scope, capacities of basic systems, or the kinds and quality of materials, finishes or equipment;

     .3 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

     .4 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

3.3.2 Providing services required because of significant changes in the Project including, but not limited to changes in size, quality, complexity, the Owner's or Construction Manager's schedule, or the method of bidding or negotiating and contracting for construction, except for services required under Subparagraph 5. 2.3.

3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, evaluating Contractor's proposals, and providing other services in connection with Change Orders and Construction Change Directives.

3.3.4 Providing services in connection with evaluating substitutions proposed by Contractors and making subsequent revisions to Drawings. Specifications and other documentation resulting therefrom.

3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the termination or default of the Construction Manager or a Contractor, by major defects or deficiencies in the Work of a Contractor, or by failure of performance of either the Owner or a Contractor under a Contract for Construction.

3.3.7 Providing services in evaluating an extensive number of claims submitted by a Contractor or others in connection with the Work.

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternate, separate or sequential bids or providing services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase.

3.4 OPTIONAL ADDITIONAL SERVICES

3.4.1 Providing analyses of the Owner's needs and programming the requirements of the Project.

3.4.2 Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys, site evaluations or comparative studies of prospective sites.

3.4.4 Providing special surveys, environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

3.4.5 Providing services relative to future facilities, systems and equipment.

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.4.8 Providing coordination of construction performed by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.4.9 Providing services in connection with the work of separate consultants retained by the Owner.

3.4.10 Providing estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material and equipment.

3.4.12 Providing analyses of owning and operating costs.

3.4.13 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment.

3.4.14 Providing services for planning tenant or rental spaces.

3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by Contractors.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18 Providing services after issuance to the Owner of the final Project Certificate for Payment, or in the absence of a final Project Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work.

3.4.19 Providing services of consultants for other than architectural, structural, mechanical and electrical engineering portions of the Project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

                                    ARTICLE 4
                            OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information regarding requirements for the Project, including a program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems, and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project based on consultation with the Construction Manager and the Architect, which shall include the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs

4.3 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


5   B141/CMA-1992

4.4 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

4.5 The Owner shall retain a construction manager to administer the Project. The Construction Manager's services, duties and responsibilities will be as described in the edition of AlA Document B801/CMa. Standard Form of Agreement Between Owner and Construction Manager, current as of the date of this Agreement. The Terms and Conditions of the Agreement between Owner and Construction Manager shall be furnished to the Architect and shall not be modified without written consent of the Architect, which consent shall not be unreasonably withheld. The Architect shall not be responsible for actions taken by the Construction Manager.

4.6 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, payments and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the Survey shall be referenced to a Project benchmark.

4.7 The Owner shall furnish the services of geotechnical engineers when such services are requested by the Architect. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, and ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

4.7.1 The Owner shall furnish the services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Architect.

4.8 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.9 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractor's Application for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.10 The services, information, surveys and reports required by Paragraphs 4.6 through 4.9 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.11 Prompt written notice shall be given by the Owner to the Architect and Construction Manager if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.12 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of this Agreement.

4.13 The Owner shall furnish the required information and services and shall render approvals and decisions as expeditiously as necessary for the orderly progress of the Architect's services and Work of the Contractors.

4.14 The Owner shall furnish the Architect copies of written communications with the Construction Manager and Contractors.

                                    ARTICLE 5
                                CONSTRUCTION COST

5.1 DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractors' overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction. Construction Cost shall also include the compensation of the Construction Manager and Construction Manager's consultants.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Paragraphs
4.1 through 4.4 and 4.6 through 4.14.

5.2 RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 The Architect's review of the Owner's Project budget and of preliminary estimates of Construction Cost or detailed estimates of Construction Cost prepared by the Construction Manager is solely for the Architect's guidance in the Architect's preparation of the Construction Documents. Accordingly, the Architect cannot and does not warrant the accuracy of the estimates of the Construction Manager, or warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation reviewed by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement.

5.2.3 in the event that the Construction Manager's estimate or the lowest bona fide bid or negotiated proposal received by the Owner exceeds the Owner's budget for reasons other than those described in Paragraph 3.3, the modification of Contract Documents shall be the limit of the Architect's responsibility. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               B141/CMA-1992   6

                                    ARTICLE 6
         USE OF ARCHITECTS DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's Drawings, Specifications and other documents for information and reference in connection with the Owner's use and occupancy of the Project. The Architect's Drawings, Specifications or other documents shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, unless the Architect is adjudged to be in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.

                                    ARTICLE 7
                                   ARBITRATION

7.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

7.2 Demand for arbitration Shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

7.3 No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforce able in accordance with applicable law in any court having jurisdiction thereof.

7.4 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 8
                     TERMINATION, SUSPENSION OR ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail Substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, the Architect may terminate this Agreement by giving written notice.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 8.7.

8.7 Termination Expenses are in addition to compensation for Basic and Additional Services, and include expenses which are directly attributable to termination. Termination Expenses shall be computed as a percentage of the total compensation for Basic Services and Additional Services earned to the time of termination, as follows:

     .1 Twenty percent of the total compensation for Basic and Additional Services earned to date if termination occurs before or during the predesign, site analysis, or Schematic Design Phases; or

     .2 Ten percent of the total compensation for Basic and Additional Services earned to date if termination occurs during the Design Development Phase; or

     .3 Five percent of the total compensation for Basic and Additional Services earned to date if termination occurs during any subsequent phase;

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1 Unless otherwise provided, this Agreement shall be governed by the law of the place where the Project is located.

9.2 Terms in this Agreement shall have the same meaning as those in the edition of AIA Document A201/CMa, Gen-

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, NW., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


7   B141/CMA-1992

Conditions of the Contract for Construction, Construction Manager-Adviser Edition, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failure to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Project Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4 The Owner and Architect waive all rights against each other and against the Construction Manager Contractors, and the consultants, agents and employees of any of them for damages, but only to the extent covered by properly insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A20l/CMa. General Conditions of the Contract for Construction. Construction Manager-Adviser Edition, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their Construction Manager. Contractors, consultants, agents, and persons or entities awarded separate contracts administered under the Owner's own forces.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

9.9 The Architect shall have the right to include representations of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

                                   ARTICLE 10
                            PAYMENTS TO THE ARCHITECT

10.1 DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2 REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1 Expense of transportation in connection with the Project; expenses in connection with authorized out-of-town travel; long distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2 Expense of reproductions, postage, express deliveries, electronic facsimile transmissions and handling of Drawings. Specifications and other documents.

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

10.2.1.4 Expense of renderings, models and mock-ups requested by the Owner.

10.2.1.5 Expense of additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and Architect's consultants.

10.2.1.6 Expense of computer-aided design and drafting equipment time when used in connection with the Project.

10.3 PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable shall be in proportion to services performed within each phase of service on the basis set forth in Subparagraph 11.2.2.

10.3.3 If and to the extent that the time initially established in Subparagraph
11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, NW., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               B141/CMA-1992   8
of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bids or negotiated proposals, or (2) if no such bids or proposals are received, the most recent estimate of Construction Cost prepared by the Construction Manager for such portions of the Project.

10.4 PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES AND REIMBURSABLE EXPENSES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5 PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to Contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6 ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

                                   ARTICLE 11
                              BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of TEN THOUSAND Dollars ($10,000) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2 BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be computed as follows:

(Insert basis of compensation, including stipulated sum. multiples or percentages and identify phases in which particular methods of compensation apply, if necessary.)

                           STIPULATED SUM OF $250,000

11.2.2 Where compensation is based On a stipulated sum or percentage of Construction Cost, progress payments for Basic Services in each phase shall total the following percentages of the total Basic Compensation payable:

(Insert additional phases as appropriate.)

Schematic Design Phase:       percent (15%)
Design Development Phase:     percent (30%)
Construction Documents Phase: percent (35%)
Bidding or Negotiation Phase: percent (5%)
Construction Phase:           percent (15%)
Total Basic Compensation:     one hundred percent (100%)

11.3 COMPENSATION FOR ADDITIONAL SERVICES

11.3.1 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 3.2, compensation shall be computed as follows:

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992. THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N W WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               B141/CMA-1992   9

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Articles 3 and 12, other than (1) Additional Project Representation, as described in Paragraph 3.2, and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows:

(Insert basis of compensation. Including rates and/or multiples of Direct Personal Expenses for Principals and employees and identify Principals and classify employees, if required identify specific services in which particular methods of compensation apply, if necessary.)

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS. including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional Services, a multiple of __________ (__________) times the amounts billed to the Architect for such services.

(Identify specific types of consultants in Article 12, if required.)

11.4 REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of __________ (_________) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project.

            REIMBURSABLE EXPENSES ARE INCLUDED IN THE STIPULATED SUM.

11.5 ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have nut been completed within __________ (__________) months of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2 NOT APPLICABLE

11.5.2 Payments are due and payable THIRTY (30) days from the date of the Architect's invoice. Amounts unpaid SIXTY (60) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect (Interest rate of interest agreed upon)

     1.5% PER MONTH

(User taxes and requirements under the Federal Truth in Lending Act. similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business the location of the Project and elsewhere may affect the vailidity of this precision. Specific legal advice should be obtained with respect to Illegible or modifications and also regarding requirements such as written Illegible or waivers.)

11.5.3 The rates and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

     NOT APPLICABLE

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992. THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                              B141/CMA-1992   10

                                   ARTICLE 12
                          OTHER CONDITIONS OR SERVICES

(Insert descriptions of other Services, identify Additional Services included within Basic Compensation, and insert modifications to the payment and compensetion terms included in the Agreement.)

The execution of this Agreement is contingent on the Owner securing a letter from the Bank of New York confirming financing of this project in the amount of a minimum of $17,500,000 including $700,000 in contingency funds.

Provide Facility Engineering work in accordance with Architect's Proposal dated November 9, 2006. The Terms and Conditions of which shall take precedence over any other contract document. In the event of a conflict between said proposal and any other contract documents, the said proposal shall be controlling.

This Agreement entered into as of the day and year first written above.

OWNER                                   ARCHITECT


/s/ EDWARD GILDEA                       /s/ MICHAEL LEADER
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)

EDWARD GILDEA, PRESIDENT                MICHAEL LEADER, PRES.
(Printed name and title)                (Printed name and title)

(AIA LOGO)   CAUTION: YOU SHOULD SIGN AN ORIGINAL AIA DOCUMENT WHICH HAS THIS
             CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT
             BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED. SEE
             INSTRUCTION SHEET FOR LIMITED LICENSE FOR REPRODUCTION OF THIS
             DOCUMENT.

AIA DOCUMENT B141/CMA - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C)1992. THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                              B141/CMA-1992   11